EXHIBIT 4.1
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                            CAS MEDICAL SYSTEMS, INC.


                   1994 EMPLOYEES' INCENTIVE STOCK OPTION PLAN


         1. Purpose. The purpose of this 1994 Employees' Incentive Stock Option Plan (hereinafter referred to as the "Plan"), which is intended to qualify as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is to encourage and enable the employees of CAS Medical Systems, Inc., and its subsidiaries, if any (hereinafter collectively called the "Company"), to acquire a proprietary interest in the Company through the ownership of shares of Common Stock, in order to assure a closer identification of their interests with those of the Company by providing them with a more direct stake in its welfare, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. This is accomplished by the granting of options to qualified employees of the Company.

         2. Amount of Stock Subject to the Plan. The total number of shares of the Company's Common Stock which may be sold pursuant to the Plan shall not exceed 1,250,000 shares plus an indeterminate number of shares required to be issued pursuant to Paragraph 10 of the Plan. Shares sold under the Plan may be reacquired by the Company at any time, as the Board of Directors of the Company, from time to time, may determine. In the event that any options granted under the Plan shall not have been exercised in full, the shares not purchased hereunder shall be available again for purposes of the Plan.

         3. Administration of the Plan. The Board of Directors shall administer the Plan, including, without limitation:

         (a) Determination of participants, allotment of shares and prices of shares;

         (b) Construing, amending or rescinding terms of the Plan; and

         (c) The terms and conditions of each option agreement for the purchase of stock under the Plan, subject to the provisions of the Plan.

         The Company's contribution to the Plan will consist of making its shares of Common Stock available for purchase by employees and bearing all costs of administering the Plan.

         4. Eligibility. All persons employed by the Company, now, or in the future, including officers of the Company, shall be eligible to participate under the Plan, but shall have no right to participate in the Plan except as specifically determined in each instance by the Board of Directors.

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         5. Time of Granting Options. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of any options under the Plan. The granting of an option to purchase stock shall take place only when a Grant of Option shall have been duly executed and tendered to the employee by or on behalf of the Company.

         6. Terms of Options. The terms of each option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, and shall include the following:

         (a) An option granted under the Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (b) The purchase price of the shares subject to each option shall not be less than the fair market value of the Company's Common Stock at the time such option is granted except, however, that if the optionee owns more than 10% of the outstanding Common Stock of the Company at the time the option is granted, including stock attributable to the optionee under applicable provisions of the Code but not including stock obtainable under the option, the purchase price of the shares to the optionee shall not be less than 110% of the fair market value of the Common Stock at the time such option is granted. Such fair market value shall be determined by the Board and good faith shall be exercised in such determination.

         (c) An option granted under the Plan shall become exercisable in two equal annual installments, commencing one year from the date of the grant of the option. Each option granted under the Plan shall be its terms expire and shall not be exercisable after the expiration of ten (10) years from the date of the grant except, however, that if the optionee owns more than 10% of the outstanding Common Stock of the Company at the time the option is granted, including stock attributable to the optionee under applicable provisions of the Code but not including stock obtainable under the option, any option granted to such optionee shall not be exercisable after the expiration of five (5) years from the date of its grant. Every option granted under the Plan shall be subject to early termination as expressly provided in Paragraph 11 hereof.

         (d) In the event that employment of an optionee by the Company or any subsidiary is terminated for any reason other than death, an option granted hereunder shall be exercisable by the optionee at any time prior to the expiration date of the option or within three months after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such option at the date of such termination. In the event of the death of an optionee while in the employ of the Company (or within three months after termination of employment by reasons of retirement with the consent of the Company), his option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of thew option or within three months after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such option on the date of his death.
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         (e) The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which the option is exercisable for the first time by the Optionee during any calendar year (under all plans relating to incentive stock options, as defined in the Code, maintained by the Company and a parent and subsidiary corporation of the Company and a predecessor corporation of any such corporation shall not exceed one hundred thousand dollars ($100,000).

         (f) An option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the option is being exercised, accompanied by payment in full by check payable to the order of the Company, of the purchase price of such shares.

         7. Status as Stockholder. No employee shall, by reason of the Plan or any rights granted pursuant thereto, have any rights of a stockholder of the Company until shares of stock shall have been delivered to him by the Company.

         8. Non-Transferability. An option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and any option granted under the Plan may be exercised during the lifetime of the holder thereof only by him. No right granted under the Plan to an employee may be pledged, hypothecated, assigned, or otherwise encumbered by him.

         9. Use of Funds. Funds paid in purchase of the stock are to be added to the general funds of the Company and may be used by the Company for any lawful purpose.

         10. Dilution or Other Adjustments. In the event that there is any change in the stock subject to the Plan through merger, consolidation or reorganization, or in the event of any change in the capital structure, the Board of Directors of the Company shall make such adjustments as it, in its sole discretion, deems equitable to prevent dilution or enlargement of the employee's rights hereunder. In the event that the Company should declare a stock dividend on its shares of Common Stock, the number of shares which an employee has elected to purchase but which have not been delivered at the record date of such stock dividend shall be changed proportionately to the extent of the number of whole shares that would have been issuable on such stock; no provision will be made for, or in lieu of, fractional shares.

         11. Termination and Amendment of the Plan. The Plan is scheduled to terminate December 31, 2003; however, the Board of Directors of the Company shall have the right, at any time, to amend, suspend or terminate the Plan in any respect which it may deem to be in the best interests of the Company, provided, however, no amendments shall be made in the Plan without the approval of the stockholders of the Company which:

         (a) Increase the total number of shares for which options may be granted under this Plan for all employees or for any one of them except as provided herein.
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         (b) Change the minimum purchase price for the optioned shares, except as provided herein.

         (c) Affect outstanding options or any unexercised rights thereunder, except as provided herein.

         (d) Extend the option period provided in Section 6 or make an option exercisable earlier than as specified in Section 6.

         (e) Extend the termination date of the Plan.

         12. Plan Not an Employment Contract. The Plan does not and shall not be deemed to constitute a contract of employment with any employee. Terms of employment and the right of the Company to terminate the employment of any employee, with or without cause, shall depend entirely upon the terms of employment otherwise existing between any employee and the Company without regard to the Plan.

         13. Approval of Issuance. The Company shall not be obligated to issue and deliver any shares of Common Stock until there has been qualification under or compliance with such state or federal laws, rules or regulations as the company may deem applicable. If requested by the Company, any employee acquiring shares of Common Stock hereunder shall deliver a representation to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof.

         14. Governing Law. The Plan shall be governed by and all questions arising hereunder shall be determined in accordance with the laws of the State of Delaware.

         15. Other Terms and Conditions. Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Board, which such terms, together with the terms of this Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422 of the 1986 Internal Revenue Code and lawful regulations thereunder.

         16. Effective Date, Term and Approval. Subject to the approval of the stockholders of the Company at the Annual Meeting in 1994, the Plan shall take effect on April 1, 1994. This Plan will terminate on December 31, 2003, and no options may be granted under the Plan after that date unless an earlier termination date after which no options may be granted under the Plan is fixed by action of the Board of Directors, but any option granted prior thereto may be exercised in accordance with its terms. The Plan and all options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the holder of an option shall not be entitled to exercise his option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirements, law or regulation.

As amended by the Board of Directors on October 26, 1999